As filed with the Securities and Exchange Commission on November 2, 1999



                                                      Registration No. 333-10970
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------


                                AMENDMENT NO. 4


                                       TO

                                    FORM F-1

            Registration Statement under the Securities Act of 1933
     Gracechurch Card        Gracechurch Receivables     Barclaycard Funding PLC
    Funding (No. 1) PLC         Trustee Limited
           (Exact name of Registrants as specified in their charters)

    England and Wales       Jersey, Channel Islands        England and Wales
         (State or other jurisdiction of incorporation or organisation)
                             ----------------------
200 Aldersgate Street,            One The Forum             54 Lombard Street,
      London EC1A 4JJ,     Grenvillle Street, St. Helier,     London EC3P 3AH
     United Kingdom             Jersey JE4 8PP               United Kingdom
     44-171-600-1000            44-1534-814814               44-171-699-5000
(Address, including  zip code,  and telephone  number, including  area code,  of principal executive offices of Registrants)
             6189                                              None
  (Primary Standard Industrial                          (I.R.S. Employer
  Classification Code Numbers)                       Identification Numbers)


                             Patricia Ryan Guarino
                               Barclays Bank PLC
                                  222 Broadway
                            New York, New York 20038
                                 (212)-412-1383
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------
                                   Copies to:
      Paul Weiffenbach                                      Kevin Ingram
Orrick, Herrington & Sutcliffe                             Clifford Chance
     1 Threadneedle Street                               200 Aldersgate Street
        London EC2R 8AW                                     London EC1A 4JJ
        United Kingdom                                       United Kingdom
                             ----------------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                        Calculation of Registration Fee

 ===============================================================================================================================
                                                                                         Proposed maximum
           Title of each class               amount to be   Proposed maximum offering        aggregate            Amount of
      of securities to be registered        registered (1)      price per unit (2)      offering price (1)   registration fee(4)
 -------------------------------------------------------------------------------------------------------------------------------
Floating Rate Asset-Backed Notes, Class A    $900,000,000              100%                $900,000,000           $250,200
Floating Rate Asset-Backed Notes, Class B    $50,000,000               100%                 $50,000,000            $13,900
Medium Term Notes (3)
Investor Certificates(3)
 ===============================================================================================================================

(1) Includes an indeterminate amount of securities that are to be offered or sold in connection with market-making activities by Barclays Capital Inc., an affiliate of the transferor and servicer.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.
(3) Gracechurch Receivables Trustee Limited is the registrant for the Investor Certificates, Barclaycard Funding PLC is the registrant for the Medium Term Notes and Gracechurch Card Funding (No. 1) PLC is the registrant for the
    Class A Notes and the Class B Notes. The Investor Certificates and the Medium Term Notes are being issued to Barclaycard Funding PLC and Gracechurch Card Funding (No. 1) PLC, respectively, and will be the primary sources of payments on the Class A Notes and the Class B Notes. The Medium Term Notes and the Investor Certificates are not being offered directly to investors.


(4) Previously paid.


     The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    PART II

Item 14. Other Expenses of Issuance and Distribution.

     The following is an itemised list of the estimated expenses (expressed in U.S. dollars on an exchange rate of L0.60705 to U.S.$1.00) to be incurred in connection with the offering of the securities being offered in this prospectus other than underwriting discounts and commissions.



Registration Statement Fee                                              $264,100*
Printing and Engraving Expenses...............................            98,839
Trustee's Fees and Expenses...................................            45,301
Legal Fees and Expenses.......................................         1,224,776
Accountants' Fees and Expenses................................            82,366
Rating Agency Fees............................................           543,613
Listing Fees..................................................            49,419
Miscellaneous Fees and Expenses...............................           207,561
                                                                  --------------
 Total........................................................   $     2,515,975
                                                                  ==============


----------
* Actual.

Item 15. Indemnification of Directors and Officers.
     Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgements, fines, settlements and other amounts under certain circumstances.

Issuer
     Pursuant to section 142 of the Articles of Association of Gracechurch Card Funding (No. 1) PLC, every person who is or was a director, alternate director or secretary of the issuer shall be indemnified out of the assets of the issuer against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions. This includes a liability incurred:

* defending proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part; or

* in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the issuer.

     The board of directors may exercise all powers of the issuer to purchase and maintain insurance for the benefit of a person who is or was:

* a director, alternate director, secretary or auditor of the issuer or of a company which is or was a subsidiary undertaking of the issuer or in which the issuer has or had an interest whether direct or indirect: or

* trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested,

* indemnifying him against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the issuer.

MTN Issuer

     Pursuant to section 43 of the Articles of Association of Barclaycard Funding PLC, each person who is a director, alternate director or secretary of the MTN issuer must be indemnified out of the assets of the MTN issuer against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions. This includes a liability incurred:


* defending proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part; or

* in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the MTN issuer.

     The board of directors may exercise all the powers of the MTN issuer to purchase and maintain insurance for the benefit of a person who is or was:

* a director, alternate director, secretary or auditor of the MTN issuer or of a company which is or was a subsidiary undertaking of the MTN issuer or in which the MTN issuer has or had an interest whether direct or indirect: or

* trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested, indemnifying him against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the MTN issuer.


Receivables Trustee



     Pursuant to section 27 of the Articles of Association of Gracechurch Receivables Trustee Limited, in so far as the law allows, every present or former officer of the receivables trustee will be indemnified out of the assets of the receivables trustee against any loss or liability incurred by him by reason of being or having been an officer.




     Pursuant to a letter dated 29 October, 1999 from Barclays to the directors of the Receivables Trustee, Barclays has agreed to indemnify the directors of the Receivables Trustee and all officers, employees, servants or duly appointed agents of Bedell & Cristin Trust Company Limited against any and all actions, proceedings, accounts, claims, demands, liabilities or losses, including all and any costs and expenses incurred in connection with them, which may be brought, made or threatened by any person against any of them directly or indirectly in connection with the approval and/or signing of this registration statement on Form F-1 and/or the information contained in it.



Directors and Officers' Liability Insurance
     Directors serving at the behest of Barclays are covered to the extent of claims made against them for any of the following actual or alleged breach of duty, error, neglect, mis-statement, misleading statement, omission, breach of warranty of authority or other act committed or attempted by any director in that capacity or any matter claimed against them by reason of their status as a director. This cover -- of up to L20,000,000 -- operates only in excess of any directors' cover or indemnity provided by the company of which it is acting as director.

Item 16. Exhibits.


1.1    ---  Form of Underwriting Agreement for the Class A Notes and Class B Notes.*
3.1    ---  Memorandum and Articles of Association of Gracechurch Card Funding (No.1) PLC.*
3.2    ---  Memorandum and Articles of Association of Barclaycard Funding PLC.*
3.3    ---  Memorandum and Articles of Association of Gracechurch Receivables Trustee Limited.*
4.1    ---  Form of Declaration of Trust and Trust Cash Management Agreement.*
4.2    ---  Form of Series 99-1 Supplement to Declaration of Trust and Trust Cash Management
              Agreement.*
4.3    ---  Form of Security Trust and Cash Management Deed.*
4.4    ---  Form of Trust Deed.*
4.5    ---  Form of Deed of Charge.*
4.6    ---  Form of Paying Agency and Agent Bank Agreement.*
4.7    ---  Form of Class A Note.*
4.8    ---  Form of Class A MTN.*
4.9    ---  Form of Class B Note.*
4.10   ---  Form of Class B MTN.*
4.11   ---  Form of Series 99-1 MTN Supplement.*
4.12   ---  Form of Depository Agreement.*
4.13   ---  Form of Beneficiaries Servicing Agreement.*
5.1    ---  Opinion of Clifford Chance with respect to validity.*
8.1    ---  Opinion of Orrick Herrington & Sutcliffe LLP with respect to U.S. tax matters.*
8.2    ---  Opinion of Clifford Chance with respect to U.K. tax matters.
10.1   ---  Form of Receivables Securitisation Agreement.*
10.2   ---  Form of Class A Dollar Swap Agreement.*
10.3   ---  Form of Class B Dollar Swap Agreement.*
10.4   ---  Form of Expenses Loan Agreement.*
23.1   ---  Consent of Clifford Chance (included in Exhibits 5.1 and 8.2).*
23.2   ---  Consent of Orrick Herrington & Sutcliffe LLP (included in Exhibit 8.1).*
23.3   ---  Consent of PriceWaterhouseCoopers.*
24.1   ---  Powers of Attorney.*
25.1   ---  Statement of Eligibility of Trustee (form T-1).*






----------
* Previously filed.

Item 17. Undertakings.

     Each of the undersigned registrants hereby undertakes as follows:


(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

(b) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(c) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered in it, and the offering of those securities at that time will be deemed to be the initial bona fide offering of them.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Gracechurch Card Funding (No. 1) PLC, a Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorised, in the City of London, England, on 2 November, 1999.




                                         Gracechurch Card
                                         Funding (No. 1) PLC,
                                         As Issuer of the Notes



                                         By: /s/Peter Crook
                                             ----------------------------------
                                         Name: Peter Crook
                                         Title: Director




     As required by the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed on 2 November, 1999 by the following persons in the capacities for Gracechurch Card Funding (No. 1) PLC indicated.



             Signature                                  Title
             ---------                                  -----

/s/Peter Crook
-------------------------------------    Director (Principal Financial Officer,
Peter Crook                              Principal Executive Officer and
                                         Principal Accounting Officer)


*                                        Director
-------------------------------------
David Roger Finney

*                                        Director
-------------------------------------
Brian Donald Needham



*By: /s/Peter Crook
     --------------------------------
   Peter Crook
   Attorney-in-Fact


     Powers of Attorney appointing Peter Crook to execute the Registration Statement and any amendments thereto on behalf of the above-named individuals were previously filed with the Securities and Exchange Commission.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Barclaycard Funding PLC, a Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorised, in the City of London, England, on 2 November, 1999.




                                         BARCLAYCARD FUNDING PLC
                                         As Issuer of the Medium
                                         Term Notes.


                                         By: /s/Peter Crook
                                              ----------------------------------
                                         Name: Peter Crook
                                         Title: Director




     As required by the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed on 2 November, 1999 by the following persons in the capacities for Barclaycard Funding PLC indicated.





             Signature                                  Title
             ---------                                  -----



/s/Peter Crook                           Director (Principal
   ----------------------------------    Financial Officer,
Peter Crook                              Principal Executive Officer and
                                         Principal Accounting Officer)



*                                        Director
-------------------------------------
David Roger Finney



*                                        Director
-------------------------------------
Brian Donald Needham



*By: /s/Peter Crook
     --------------------------------
     Peter Crook
     Attorney-in-Fact


     Powers of Attorney appointing Peter Crook to execute the Registration Statement and any amendments thereto on behalf of the above-named individuals were previously filed with the Securities and Exchange Commission.

                                   SIGNATURES





     Pursuant to the requirements of the Securities Act of 1933, Gracechurch Receivables Trustee Limited, a Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorised, in the City of London, England, on 2 November, 1999.





                                         Gracechurch Receivables Trustee Limited
                                         on behalf of the receivables trust


                                         By: /s/Peter Crook
                                             -----------------------------------
                                         Name: Peter Crook
                                         Title: Director






     As required by the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed on 2 November, 1999 by the following persons in the capacities for Gracechurch Receivables Trustee Limited indicated.





               Signature                                 Title
               ---------                                 -----


/s/Peter Crook                           Director (Principal Financial Officer,
-------------------------------------    Principal Executive Officer and
Peter Crook                              Principal Accounting Officer)




/s/Richard Gerwat                                       Director
-------------------------------------
Richard Gerwat

AUTHORIZED REPRESENTATIVE


/s/Michael J. Wade
-------------------------------------
Michael J. Wade



As the duly authorized representative in the United States of Barclaycard Funding PLC, Gracechurch Card Funding (No.1) PLC and Gracechurch Receivables Trustee Limited.




Date: 2 November, 1999

                                 EXHIBIT INDEX




Exhibit
Number                                                  Description of Document
---------                       ------------------------------------------------------------------------
1.1    ---  Form of Underwriting Agreement for the Class A Notes and Class B Notes.*
3.1    ---  Memorandum and Articles of Association of Gracechurch Card Funding (No.1) PLC.*
3.2    ---  Memorandum and Articles of Association of Barclaycard Funding PLC.*
3.3    ---  Memorandum and Articles of Association of Gracechurch Receivables Trustee Limited.*
4.1    ---  Form of Declaration of Trust and Trust Cash Management Agreement.*
4.2    ---  Form of Series 99-1 Supplement to Declaration of Trust and Trust Cash Management
              Agreement.*
4.3    ---  Form of Security Trust and Cash Management Deed.*
4.4    ---  Form of Trust Deed.*
4.5    ---  Form of Deed of Charge.*
4.6    ---  Form of Paying Agency and Agent Bank Agreement.*
4.7    ---  Form of Class A Note.*
4.8    ---  Form of Class A MTN.*
4.9    ---  Form of Class B Note.*
4.10   ---  Form of Class B MTN.*
4.11   ---  Form of Series 99-1 MTN Supplement.*
4.12   ---  Form of Depository Agreement.*
4.13   ---  Form of Beneficiaries Servicing Agreement.*
5.1    ---  Opinion of Clifford Chance with respect to validity.*
8.1    ---  Opinion of Orrick Herrington & Sutcliffe LLP with respect to U.S. tax matters.*
8.2    ---  Opinion of Clifford Chance with respect to U.K. tax matters.
10.1   ---  Form of Receivables Securitisation Agreement.*
10.2   ---  Form of Class A Dollar Swap Agreement.*
10.3   ---  Form of Class B Dollar Swap Agreement.*
10.4   ---  Form of Expenses Loan Agreement.*
23.1   ---  Consent of Clifford Chance (included in Exhibits 5.1 and 8.2).*
23.2   ---  Consent of Orrick Herrington & Sutcliffe LLP (included in Exhibit 8.1).*
23.3   ---  Consent of PriceWaterhouseCoopers.*
24.1   ---  Powers of Attorney.*
25.1   ---  Statement of Eligibility of Trustee (form T-1).*




----------
* Previously filed.